Exhibit 5



                                            March 23, 1998




Network Imaging Corporation
500 Huntmar Park Drive
Herndon, Virginia 20170

         Re:      Network Imaging Corporation
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         I am general counsel to Network Imaging Corporation, a Delaware corporation (the "Corporation"). This opinion letter regards the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement"), under the Securities Act of 1933, as amended, covering 1,760,000 shares of Common Stock, $0.0001 par value per share ("Common Stock"), of the Corporation issuable in connection with the Network Imaging Corporation Amended and Restated 1997 Director Stock Option Plan, Network Imaging Corporation Employee Stock Purchase Plan and the 1994 Key Employee Incentive Stock Option Plan of Network Imaging Corporation.

         I have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as I deem necessary to form the basis of the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, I have relied upon statements and certificates of officers and representatives of the Corporation and others.

         Based on the foregoing, I am of the opinion that each of the 1,760,000 shares of Common Stock, when issued in accordance with the terms of the respective (i) Network Imaging Corporation Amended and Restated 1997 Director Stock Option Plan, (ii) Network Imaging Corporation Employee Stock Purchase Plan and (iii) the 1994 Key Employee Incentive Stock Option Plan of Network Imaging Corporation, will be duly and validly issued by the Corporation, fully paid and nonassessable.


                                                   Very truly yours,

                                                   /s/ Julia A. Bowen
                                                   ------------------
                                                   Julia A. Bowen
                                                   General Counsel